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                                                                   Exhibit 23(a)
                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Headlands Mortgage Company on Form S-8 of our report dated December 19, 1997 appearing in the Prospectus of Headlands Mortgage Company dated February 4, 1998 and filed pursuant to Rule 424(b) on February 5, 1998. Our report refers to a change in the Company's method of accounting for originated mortgage servicing rights in 1995 and its method of accounting for transfers and servicing of financial assets in 1997.



KPMG Peat Marwick LLP
San Francisco, California


February 18, 1998